UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2006

                  South Jersey Gas Company
(Exact name of registrant as specified in its charter)

New Jersey	0-222111	21-0398330
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

                               One South Jersey Plaza, Route 54, Folsom, NJ       08037
                               (Address of principal executive offices)           (Zip Code)

                                Registrant’s telephone number, including area code:  (609) 561-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act.

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[_] Pre-commencement communications pursuant to Rule 13(3)-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure required by this Item are set forth in Item 2.03 above, which is incorporated herein by reference thereto.

Item 2.03. Creation of a Direct Financial Obligation.

On April 20, 2006, South Jersey Gas Company (the “Company”) entered into a loan agreement under which the New Jersey Economic Development Authority (the “EDA”) loaned the Company the proceeds from the EDA’s $25,000,000 tax-exempt Natural Gas Facilities Revenue Bonds, Series 2006-1 (the “EDA Bonds”). The Company will use the proceeds from the EDA Bonds to finance the costs of the design, purchase and construction of natural gas pipelines and auxiliary and related facilities servicing the Company’s customers in Atlantic and Cape May Counties, New Jersey as well as to pay certain costs of issuance of the EDA Bonds. The loan agreement obligates the Company to pay the principal of, premium, if any, and interest on the EDA Bonds as and when they become due and payable. The EDA Bonds bear interest at a rate of 3.55% until May 3, 2006. Thereafter, the rate of interest will be determined by auction procedures and, accordingly, will change from time to time. The interest rate on the EDA Bonds can be converted from the auction rate to a daily rate, weekly rate, flexible rate or a long-term rate, as provided in the EDA Bonds. The maturity date of the EDA Bonds is April 1, 2036. The EDA Bonds must be redeemed prior to such date under certain circumstances, including upon the determination that the EDA Bonds are taxable or if the Company ceases to undertake the project as an authorized project as required by the EDA. In addition, the Company has the option to redeem the EDA Bonds prior to their maturity under certain circumstances upon the payment of 100% of the principal amount of the EDA Bonds plus accrued interest. The loan agreement expires on the date the EDA Bonds and the interest thereon have been fully paid and retired.

Item 8.01. Other Events

Pursuant to the loan agreement, the Company issued a Medium Term Note, Series C in the principal amount of $25,000,000 (the “Note”) as the mechanism by which the Company’s payment obligations under the loan agreement will be made. The payment terms of the Note are the same as those contained in the EDA Bond. Payment of the Note is secured under the Company’s existing Indenture of Mortgage dated October 1, 1947. In connection with this transaction, effective as of March 31, 2006, the Company entered into an Amendment to Twenty-Fourth Supplemental Indenture to the Indenture of Mortgage.

The Note was issued on April 20, 2006 with the following terms:

Series of Notes	Aggregate Principal Amount	Maturity	Initial Interest Rate
Series C 2006-1	$25,000,000	April 1, 2036	3.55%

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4	Amendment to Twenty-Fourth Supplemental Indenture dated as of March 31, 2006.

10	Loan Agreement dated as of April 1, 2006 by and between the New Jersey Economic Development Authority and South Jersey Gas Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 26, 2006                                       SOUTH JERSEY GAS COMPANY

                        By: /s/ David A. Kindlick
                        Name: David A. Kindlick
                        Title: Senior Vice President and Chief Financial Officer